SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                      BANDO McGLOCKLIN CAPITAL CORPORATION
                (Name of Registrant as Specified in its Charter)

                      BANDO McGLOCKLIN CAPITAL CORPORATION
                   (Name of person(s) Filing Proxy Statement)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

        1)   Amount Previously Paid:

        2)   Form, Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

      ____________________________________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held December 17, 1996
      ____________________________________________________________________

   To the Shareholders of Bando McGlocklin Capital Corporation:

             NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bando McGlocklin Capital Corporation (the "Company") will be held on Tuesday, December 17, 1996, at 4:00 P.M., local time, in the Superior Room of the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin 53202, for the following purposes:

             1.   To elect seven (7) directors for the ensuing year, two
        (2) of whom will be elected by holders of the Preferred Stock;

             2. To ratify the selection of auditors for the fiscal year ending June 30, 1997;

             3. To approve resolutions that will permit the Company and its wholly-owned subsidiary Bando McGlocklin Small Business Investment Corporation ("BMSBIC") to deregister as investment companies as defined by the Investment Company Act of 1940 (the "1940 Act");

             4. To approve a resolution that will permit the Company and BMSBIC to rescind their fundamental investment policies;

             5. To approve resolutions that will amend the articles of incorporation of the Company to eliminate all provisions relating to the 1940 Act including the Preferred Stock leverage restrictions; and

             6. To consider and act upon any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

             The close of business on November 5, 1996, has been fixed as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

             A proxy and proxy statement are enclosed herewith.

                            By Order of the Board of Directors

                            BANDO McGLOCKLIN CAPITAL CORPORATION


                            Jon McGlocklin
                            Secretary

   November 15, 1996

   YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS, AND RETURN IMMEDIATELY.

                      BANDO McGLOCKLIN CAPITAL CORPORATION
                                  P. O. Box 190
                         Pewaukee, Wisconsin  53072-0190


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held December 17, 1996

             This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Bando McGlocklin Capital Corporation (the "Company") beginning on or about November 15, 1996, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, December 17, 1996, at 4:00 P.M., local time, in the Superior Room of the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin 53202, and all adjournments or postponements thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

             A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained in the proxy. The shares represented by executed but unmarked proxies will be voted FOR the persons nominated for election as directors, FOR the ratification of the Company's selection of auditors for the fiscal year ending June 30, 1997, FOR the resolutions to permit the Company and its wholly-owned subsidiary Bando McGlocklin Small Business Investment Corporation ("BMSBIC") to deregister as investment companies, FOR the resolution to permit the Company and BMSBIC to rescind their fundamental investment policies, FOR the resolutions to amend the articles of incorporation of the Company to eliminate all provisions relating to the 1940 Act including the Preferred Stock leverage restrictions, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the ratification of the selection of auditors, the resolutions to permit the Company and BMSBIC to deregister as investment companies, the resolution to permit the Company and BMSBIC to rescind their fundamental investment policies and the resolutions to permit the Company to amend its articles of incorporation, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

             Only holders of record of the Company's Common Stock, 6-2/3 cents par value (the "Common Stock"), and Series A Adjustable Rate Cumulative Preferred Stock, $.01 par value (the "Preferred Stock"), at the close of business on November 5, 1996, are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. Holders of Preferred
   Stock are entitled to vote, as a separate voting class, for the election of two (2) directors of the Company, and on the Deregistration Proposal, the Fundamental Policy Proposal, the Preferred Stock Issuance Amendment, the Repurchase Amendment, the Leverage Amendment and the Preferred Stock Voting Amendment (as defined below). In addition, holders of Preferred Stock are entitled to vote with holders of Common Stock, as one voting class, for the election of the remaining five (5) directors of the Company and the ratification of auditors. On October 9, 1996, the Company had outstanding and entitled to vote 3,689,094 shares of Common Stock and 674,791 shares of Preferred Stock. The record holder of each outstanding share is entitled to one vote.

   1.                         ELECTION OF DIRECTORS

             At the Annual Meeting, the holders of Preferred Stock will elect, voting as a separate class, two (2) directors of the Company to hold office until the next annual meeting and until their successors are duly elected and qualified. Unless the holders of Preferred Stock otherwise specify, the shares represented by the proxies received for the election of two (2) directors will be voted in favor of the election as directors of Messrs. Cooper and Geraldson. The holders of the Common Stock and the Preferred Stock will elect, voting as one class, five (5) directors of the Company to hold office until the next annual meeting and until their successors are duly elected and qualified. Unless the shareholders otherwise specify, the shares represented by the proxies received for the election of five (5) directors will be voted in favor of the election as directors of the five (5) remaining persons named as nominees herein. Proxies of holders of Common Stock cannot be voted for more than five (5) persons and proxies of holders of Preferred Stock cannot be voted for more than seven (7) persons. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any of the nominees should be unable or for good cause unwilling to serve, the shares represented by proxies received will be voted for substitute nominees selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum for each vote is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

             The following table sets forth the nominees for election as directors of the Company. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and held the offices shown for more than the past five years. The table provides information as of October 9, 1996, as to the age, principal occupation, background for the last five years and period of service as a director for each person.


                                       Principal Occupation; Office, if any,
                       Director                     Held in the
           Name          Since   Age       Company; Other Directorships

    George R. Schonath*   1980   55   Chairman of the Board and Chief
                                      Executive Officer of the Company;
                                      Chairman of the Board and a Director
                                      of Schonath, Kestly, Bando &
                                      McGlocklin, Inc. (a management
                                      company for real estate investment
                                      trusts) ("SKBM, Inc.").

    Jon McGlocklin*       1980   53   President and Secretary of the
                                      Company since November 1991;
                                      Executive Vice President and
                                      Secretary of the Company from
                                      September 1980 to November 1991;
                                      broadcaster for the Milwaukee Bucks
                                      Basketball Club; Executive Vice
                                      President, Secretary and a Director
                                      of SKBM, Inc.

    Salvatore L. Bando*   1980   52   Senior Vice President-Director of
                                      Baseball Operations of the Milwaukee
                                      Brewers Baseball Club since November
                                      1991; President and Treasurer of the
                                      Company from September 1980 to
                                      November 1991.

    Robert A. Cooper      1987   69   Senior Vice President of Dain
                                      Bosworth Incorporated (a securities
                                      brokerage firm) since September 1988;
                                      Executive Vice President and a
                                      Director of Milwaukee Financial
                                      Group, Inc. (a financial services
                                      holding company) from its
                                      incorporation in 1986 until its
                                      acquisition by Dain Bosworth
                                      Incorporated in September 1988;
                                      Chairman of the Board of The
                                      Milwaukee Company (a securities
                                      brokerage firm and the principal
                                      subsidiary of Milwaukee Financial
                                      Group, Inc.) from 1978 to September
                                      1988.

    Peter A. Fischer      1983   53   Director and from 1981 to 1989 the
                                      President and Chief Executive Officer
                                      of Medalist Industries, Inc. (a
                                      manufacturer of industrial and
                                      consumer products); Director of Gehl
                                      Company (a manufacturer and
                                      distributor of agricultural and light
                                      industrial and construction
                                      equipment).

    David A. Geraldson    1983   65   President since 1993 and prior
                                      thereto Secretary and Treasurer of
                                      Precision Gears, Inc. (a manufacturer
                                      of gears, splined shafts, speed
                                      reducers and worm gear winches).

    Albert O. Nicholas    1995   65   Director and President since 1967 of
                                      Nicholas Company, Inc., a registered
                                      investment advisor; and President of
                                      six registered investment companies
                                      of which Nicholas Company, Inc. is
                                      the investment advisor.


        * Messrs. Schonath, McGlocklin and Bando are "interested persons" of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940. Messrs. Schonath and McGlocklin are deemed "interested persons" by virtue of their being executive officers of the Company and by virtue of their stock ownership. Mr. Bando is an "interested person" by virtue of his stock ownership.

   THE BOARD RECOMMENDS THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES THE HOLDERS OF PREFERRED STOCK TO VOTE "FOR" MESSRS. COOPER AND GERALDSON AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL OF THE FIVE (5) REMAINING NOMINEES. SHARES REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL APPROPRIATE NOMINEES.


                               BOARD OF DIRECTORS

             The Board has standing Compensation and Audit Committees, but does not have a nominating committee. The Compensation Committee, which presently consists of Messrs. Bando, Fischer, Geraldson and Cooper, held one meeting in the fiscal year ended June 30, 1996. The Compensation Committee advises the Board on matters relating to the compensation of officers of the Company, including the grant of stock options under the Company's 1987, 1990 and 1993 Incentive Stock Option Plans. The Audit Committee, which presently consists of Messrs. Cooper, Geraldson and Nicholas, held one (1) meeting in the fiscal year ended June 30, 1996.
   The Audit Committee reviews with the Company's independent auditors the plan and scope of their audit, findings and conclusions of their auditing engagement, the Company's procedures for internal auditing, the adequacy of the Company's system of internal controls and the accounting principles and policies of the Company; evaluates the independence of the independent auditors and the quality of the professional services provided by the independent auditors; and recommends to the Board the engagement, continuation or discharge of the independent auditors.

             The Board held five (5) meetings in the fiscal year ended
   June 30, 1996.  Each director attended at least 75% of the aggregate of
   (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which he served.

             Directors who are not officers of the Company are paid an annual retainer fee of $5,000 plus a $750 fee for each meeting of the Board or a committee attended. Directors who are officers of the Company receive no fees for services as directors.

                               EXECUTIVE OFFICERS

             The only persons currently serving as executive officers of the Company are Messrs. Schonath and McGlocklin. The executive officers of the Company are elected annually by the Board at its first meeting held after each annual meeting of the shareholders. Each officer holds his office until his successor is duly elected or until his prior death, resignation or removal.


                             EXECUTIVE COMPENSATION

   Cash and Benefit Plan Compensation

             The following table sets forth certain information concerning compensation paid by the Company during the fiscal year ended June 30, 1996, to each executive officer whose aggregate compensation exceeded $60,000 and to each director. The Company has only two executive officers.

                                             Pension or
                                             Retirement      Total Com-
                                          Benefits Accrued    pensation
                             Aggregate     During Fiscal    From Company
        Name of Person     Compensation      Year Ended        Paid to
         and Position      from Company   June 30, 1996(1)    Directors

    George R. Schonath
       Chairman of the
       Board, Chief
       Executive Officer
       and Director          $388,701           $15,000      $403,701

    Jon McGlocklin
       President,
       Secretary
       and Director           205,235            15,000       220,235

    Salvatore L. Bando
       Director                     0                 0         9,500

    Robert A. Cooper
       Director                     0                 0        10,250

    Peter A. Fischer
       Director                     0                 0         8,750

    David A. Geraldson
       Director                     0                 0        10,250

    Albert O. Nicholas
      Director                      0                 0         4,750

   _______________

   (1) Consists of Company contributions under the Company's 401(k) profit sharing plan and money purchase plan. The plans cover all of the Company's employees and are intended to provide for their retirement. Contributions by the Company to the 401(k) plan are paid in cash and are dependent both upon the Company's earnings and upon decisions made by the Compensation Committee of the Board. The Company is obligated to make contributions to its money purchase plan in amounts equal to 5% of each participant's total cash compensation. Company contributions under the plans vest 20% for each year starting with the employee's second year of credited service. As of June 30, 1996, the total amount that has been contributed by the Company for Messrs. Schonath and McGlocklin is $213,149 and $152,432, respectively.

   1987, 1990 and 1993 Incentive Stock Option Plans

        The Company has in effect the Bando McGlocklin Capital Corporation 1987 Incentive Stock Option Plan (the "1987 Plan"), the Bando McGlocklin Capital Corporation 1990 Incentive Stock Option Plan (the "1990 Plan") and the Bando McGlocklin Capital Corporation 1993 Incentive Stock Option Plan (the "1993 Plan") under which the Compensation Committee of the Board may grant options to purchase shares of Common Stock to key management employees of the Company.

        On September 3, 1987, options to purchase 50,000 shares of Common Stock were granted to each of Messrs. Schonath and McGlocklin. The exercise price of these options is $6.50 per share, which was the fair market value of a share of Common Stock on the date the options were granted. All options under the 1987 Plan are incentive stock options as defined in the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the 1987 Plan, each optionee may exercise 25% of the options in the first year subsequent to their grant and an additional 25% in each of the following three years. All options must be exercised within ten years of the date of grant. During the year ended June 30, 1996, Mr. McGlocklin exercised options for 10,000 shares under the 1987 Plan. At June 30, 1996, there were no shares of Common Stock for which options were available to be granted under the 1987 Plan.

        On November 27, 1990, options to purchase 57,200 and 36,400 shares of Common Stock were granted to Messrs. Schonath and McGlocklin, respectively, under the 1990 Plan. The exercise price of these options is $8.00 per share, which was the fair market value of a share of Common Stock on the date the options were granted. All options granted under the 1990 Plan are incentive stock options as defined in the Code. Pursuant to the 1990 Plan, each optionee may exercise 10% of the options in the first calendar year subsequent to their grant and an additional 10% in each of the following nine calendar years. All options must be exercised within ten years of the date of grant. On August 13, 1993, the Compensation Committee of the Board granted additional options to purchase 41,720 shares of Common Stock to Mr. Schonath under the 1990 Plan. The exercise price of these options is $13.25 per share, which was the fair market value of a share of Common Stock on the date the options were granted. At June 30, 1996, there were 13,430 shares of Common Stock for which options were available to be granted under the 1990 Plan. During the year ended June 30, 1996, Mr. Schonath exercised options for 5,720 shares under the 1990 Plan.

        On August 22, 1994, options to purchase 10,000 shares of Common Stock were granted to each of Messrs. Schonath and McGlocklin under the 1993 Plan. The exercise price for these options is $14.50 per share, which was the fair market value of a share of Common Stock on the date the options were granted. Mr. McGlocklin may exercise 10% of the options in each calendar year subsequent to their grant. Mr. Schonath may not exercise any options for the first six calendar years after their grant and may thereafter exercise such options in each of the four subsequent calendar years according to the following percentages: 30.84% in 2001; 30.84% in 2002; 30.84% in 2003; and 7.48% in 2004. All options granted under the 1993 Plan are incentive stock options as defined in the Code. All options must be exercised within ten years of the date of grant. At June 30, 1996, there were 10,000 shares of Common Stock for which options were available to be granted under the 1993 Plan.

        The Company has in effect a dividend equivalent bonus plan pursuant to which the Company pays a quarterly bonus to participants in the 1987 Plan, the 1990 Plan and the 1993 Plan. The amount of the quarterly bonus for each participant is equal to the quarterly dividend that the participant would have received had he owned the shares of Common Stock subject to exercisable options less the interest expense that he would have incurred had he borrowed the option exercise price pursuant to a loan bearing interest at a rate floating with the prime rate. During the fiscal year ended June 30, 1996, the Company did not pay a dividend equivalent bonus to any employees.


                             PRINCIPAL SHAREHOLDERS

             The following table sets forth, as of October 9, 1996, the number of shares of Common Stock beneficially owned by each nominee for the Board and each executive officer named in the compensation table, indicating in each case whether the person has sole power to vote and dispose of such shares of Common Stock or whether the person shares such power. The number of shares beneficially owned by the executive officers and directors of the Company as a group is also set forth. No executive officer or director of the Company beneficially owns any shares of Preferred Stock.

                                                     Amount and Nature of
                                                     Beneficial Ownership

    Name of Individual                  Sole               Shared                                 Percent
    or Identity of Group                Power               Power                Aggregate        of Class

    George R. Schonath
    Chairman of the Board, Chief
       Executive Officer and
       Director                     148,306(1)(2)     196,117(1)(3)(4)(5)         344,423          9.3%(9)

    Jon McGlocklin
    President, Secretary and
    Director                         70,094(1)(6)     207,765(4)(5)(7)(8)         277,859          7.5%(9)

    Salvatore L. Bando
    Director                         57,490(1)        204,331(4)(7)(8)            261,821          7.1%

    Robert A. Cooper
    Director                          9,000             1,000(8)                   10,000             *

    Peter A. Fischer
    Director                         13,202            12,969(1)(8)(13)            26,171             *

    David A. Geraldson
    Director                         11,044            50,701(8)(10)               61,745          1.7%

    Albert O. Nicholas
    Director                         75,000            50,000(11)                 125,000          3.4%

    All executive officers and
    directors as a group
    (7 persons)                     384,136           416,688                     800,824         21.5%(12)

   _______________

   *Less than one percent

    (1) Includes shares held by custodial accounts for minor children.
    (2) Includes options to acquire 14,064 shares, which options are exercisable within 60 days of October 9, 1996.
    (3) Includes a total of 26,780 shares held by the Company's 401(k) profit sharing plan. Louis A. Maier, III, and Mr. Schonath act as co-trustees for the 401(k) profit sharing plan.
    (4) Includes a total of 146,097 shares held by BMS Investment
        Corporation, a Wisconsin corporation, all of the outstanding capital stock of which is owned by Messrs. Bando and McGlocklin and by custodial accounts for the minor children of Mr. Schonath.
    (5) Includes 7,619 shares held in trust and 6,382 shares held in custodial accounts for the children of Mr. Schonath for which Mr.
        McGlocklin acts as trustee or custodian.
    (6) Includes options to acquire 32,716 shares for Mr. McGlocklin, which options are exercisable within 60 days of October 9, 1996.
    (7) Includes shares held by the Company's 401(k) profit sharing plan on behalf of this individual only.
    (8) Includes shares held jointly with or by spouse and/or by minor children.
    (9) Assumes the exercise of the options held by this optionee.
   (10) Includes a total of 43,619 shares owned by the Precision Gears, Inc.
        profit sharing plan for which Mr. Geraldson acts as a co-trustee.
   (11) Includes 50,000 shares held by the Nicholas Equity Income Fund, Inc.
        (the "Fund"), of which Mr. Nicholas disclaims beneficial ownership.
        Mr. Nicholas is President of the Fund and of Nicholas Company, Inc., the investment adviser for the Fund.
   (12) Assumes the exercise of all options which were currently exercisable as of or exercisable within 60 days of October 9, 1996.
   (13) Includes shares held by a Keough plan on behalf of this individual.

             Beneficial ownership of shares is reported in the foregoing table and footnotes in accordance with the beneficial ownership rules promulgated by the Securities and Exchange Commission. Except as set forth above, management of the Company is aware of no other person who beneficially owned more than 5% of the outstanding Common Stock or Preferred Stock at October 9, 1996.


   2.                               AUDITORS

             Management will propose the adoption of a resolution ratifying the Board's decision to retain Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending June 30, 1997. The Company retained Price Waterhouse LLP as its independent auditors for the fiscal year ended June 30, 1996. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

   Vote Required

             The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock, voting together, represented and voting at the Annual Meeting (assuming that a quorum is present) is required to ratify the selection of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending June 30, 1997. Any shares not voted at the Annual Meeting (whether as a result of broker non-votes or otherwise) will have no impact on the vote. Shares of Common Stock and Preferred Stock as to which holders abstain from voting will have no impact on the vote.

             THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF AUDITORS. SHARES OF COMMON STOCK AND PREFERRED STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE RATIFICATION OF THE SELECTION OF AUDITORS.


   3.                DEREGISTRATION AS INVESTMENT COMPANIES

             The Company currently conducts most of its business through BMSBIC, which is registered as a Small Business Investment Company ("SBIC") under the Small Business Investment Act of 1958 and as an investment company under the 1940 Act. As an SBIC, BMSBIC is subject to the supervision and regulation of the United States Small Business Administration ("SBA").

             The Company's primary purpose in registering BMSBIC as an SBIC was to allow it to borrow from the SBA. However, due to changes in SBA regulations, it has become impracticable for BMSBIC to borrow from the SBA. BMSBIC's SBIC license currently provides little benefit to BMSBIC and restricts its operations. Therefore, the Board intends to surrender BMSBIC's license as an SBIC and no longer have BMSBIC do business as an SBIC.

             Once it is no longer an SBIC, however, BMSBIC would be in immediate violation of the leverage restrictions of the 1940 Act because it would no longer be able to rely on an exemption from such restrictions provided to SBICs, and, in addition, would not be able to meet the leverage restrictions of the 1940 Act in the future. Therefore, the Board has proposed that the Company and BMSBIC each deregister as investment companies under the 1940 Act (the "Deregistration Proposal").

             The Board has determined that it is in the best interests of the Company and its shareholders to deregister the Company and BMSBIC as investment companies. The Board met six times, on April 24, 1996, June 3, 1996, June 12, 1996, July 18, 1996, August 1, 1996 and September 9, 1996,
   to consider the Deregistration Proposal. In addition, the independent directors of the Company met separately on June 6, 1996 and during several meetings of the full Board to consider the Deregistration Proposal. In its deliberations, the Board considered the advantage of forming the Bank (discussed below) as a source of funds and the disadvantages of the Company and BMSBIC being 1940 Act companies, in particular the difficulty of managing operating companies (rather than pooled investment entities) in compliance with the 1940 Act, as favoring the deregistration of the Company and BMSBIC. The Board considered the leverage restrictions of
   Section 18 of the 1940 Act, the conflict of interests provisions of
   Section 17 of the 1940 Act and the restrictive incentive compensation provisions of Section 17 of the 1940 Act as the primary disadvantages of operating as 1940 Act companies, particularly in the context of organizing and operating the Bank.

             The Board believes that deregistering the Company and BMSBIC from the 1940 Act will afford significant benefits. For example, the Company and BMSBIC will no longer be subject to the bookkeeping, record keeping and other compliance provisions of the 1940 Act. The Board believes that deregistering from the 1940 Act will give greater flexibility to the Company's and BMSBIC's dealings with the Bank (discussed below) and will also give the Bank greater flexibility in fashioning compensation and incentive programs for its employees.

   Proposed Operations After Deregistration

             After deregistration, the Board has proposed that the Company and BMSBIC operate as real estate investment trusts ("REITs") pursuant to
   Section 856 of the Code. The Board believes that both the Company and BMSBIC will qualify as REITs, thereby preserving for the Company and its shareholders the favorable pass-through treatment for federal income tax purposes afforded to regulated investment companies. The Company and BMSBIC will each continue primarily to make loans to small businesses secured by real estate mortgages, and will have greater flexibility in making such loans and operating their businesses since BMSBIC will not be an SBIC licensed by the SBA and neither the Company nor BMSBIC will be registered investment companies.

             After it is no longer a registered investment company, the Company intends to acquire 90.9% of the non-voting stock (approximately 90% of the total equity) of a new Wisconsin-chartered bank (the "Bank"), which will be located in Pewaukee, Wisconsin. George R. Schonath, Chairman of the Board and Chief Executive Officer of the Company, will own all of the voting common stock of the Bank (approximately one percent of the total equity) and the remaining non-voting stock (approximately nine percent of the total equity) will be held by a limited partnership controlled by Mr. Schonath (the "Limited Partnership"). In addition, it is anticipated that the Bank will grant Mr. Schonath a warrant to purchase such number of additional shares of non-voting stock as will enable him and the Limited Partnership to own 20% of the total equity of the Bank, assuming that the warrant was exercised immediately upon its grant. The warrant will have a warrant exercise price of 110% of the initial purchase price of the Bank stock, expire in five (5) years from date of grant and be transferable. The Company and Mr. Schonath will each pay the same price per share for their initial purchase of interests in the Bank. The Company must acquire non-voting common stock in order to qualify as a REIT because a REIT cannot own more than 10% of the voting securities of another company.

             The Board has determined that the advantages of deregistering from the 1940 Act and qualifying for REIT status offset the disadvantages of holding non-voting stock in the Bank. While the Company will not have voting rights in the Bank, it will have all of the same economic rights as the holder of voting stock, such as the right to dividends, other distributions and proceeds upon liquidation and dissolution of the Bank. The non-voting stock will remain non-voting so long as held by the Company but will automatically become voting stock upon the sale or distribution of BMSBIC stock by the Company or the sale of Bank stock in a public offering, distribution of Bank stock to the shareholders of the Company or the sale of the Bank to a third party. Thus, the voting stock owned by Mr. Schonath will be diluted upon the conversion of the Company's non-voting stock to voting stock in any of such circumstances. It is anticipated that after the Company and BMSBIC are deregistered from the 1940 Act, the Company and Mr. Schonath will execute an agreement (the "Shareholders' Agreement") whereby the Company will be granted a right of first refusal to purchase or cause the purchase of the voting stock in the event that Mr. Schonath seeks to sell or otherwise transfer such stock. The Shareholders' Agreement will also contain certain buy-sell provisions relating to the voting stock and the non-voting stock held by the Limited Partnership in the event of Mr. Schonath's death, disability or termination of employment. Under current law, if the Company purchases the voting stock, it will no longer be entitled to REIT status under the Code and instead will be taxed as a corporation.

             After deregistration, it is anticipated that Mr. Schonath will be granted a one percent interest in Bando McGlocklin Investment Corporation, currently a wholly-owned subsidiary of the Company ("BMIC"), which will represent 100% of the voting stock of BMIC. The Company will own 100% of the non-voting stock in BMIC, representing 99% of the total equity in BMIC. It is planned that BMSBIC's 51% ownership in two companies which it acquired as part of loan workouts with such companies will be transferred to BMIC. The grant of the voting stock interest in BMIC to Mr. Schonath is necessary to allow the Company to retain its 51% interest in each of such companies, while at the same time qualifying for REIT status.

             When the Company deregisters under the 1940 Act, it will continue to be a publicly-held company and will continue to be subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company believes that compliance with the requirements of the 1934 Act will provide sufficient protection to its shareholders to make continued registration under the 1940 Act unnecessary.

   Regulatory Effects of Deregistration as an Investment Company.

             The 1940 Act regulates the activities of registered investment companies and will no longer apply to the Company and BMSBIC if they deregister as investment companies. Among other things, the 1940 Act prohibits the Company and BMSBIC from changing the nature of their business or their fundamental investment policies without prior approval of a majority of the Company's outstanding voting securities; regulates the composition of the Board by (1) prohibiting investment bankers and securities broker-dealers from constituting more than a minority of the directors; (2) limiting the number of "interested persons" (as defined by the 1940 Act) who may be directors to 60% or less of the total number of directors; and (3) preventing officers, directors or employees of any one bank from constituting more than a minority of the directors; prohibits most transactions between the Company and BMSBIC, and their affiliated persons, including directors and officers, unless such transactions fall within certain exemptions permitted by the 1940 Act or are first approved by the SEC; regulates the capital structure of the Company and BMSBIC by restricting the issuance of senior securities; restricts the issuance of stock options, rights and warrants; prohibits voting trusts; prohibits the Company and BMSBIC from having as officers, directors or employees persons who have been found guilty of certain securities law or other violations; and requires shareholder ratification of the selection of the Company's independent accountants.

             If the SEC issues orders (the "Deregistration Orders") that the Company and BMSBIC are not "investment companies" under the 1940 Act, the Company and BMSBIC will no longer be subject to the regulatory provisions of the 1940 Act summarized above. In the event the SEC rejects the applications for the Deregistration Orders, the Company and BMSBIC would continue to be "investment companies" under the 1940 Act.

   Tax Consequences of Ceasing to be an Investment Company.

             Currently, the Company qualifies and has elected to be treated as a regulated investment company under Subchapter M ("Subchapter M") of the Code. So long as the Company continues to qualify for treatment as a regulated investment company it will generally be taxed as a pass through entity that passes through income to its shareholders by allowing the Company to deduct the amount of dividends paid to its shareholders in computing its taxable income. As a result, the Company's distributed net income can be passed through to its shareholders free of tax at the corporate level. In addition, the character of the Company's long term capital gain income can be maintained and passed through to the shareholders of the Company. Dividends paid to shareholders from the Company's taxable income and distributions to shareholders of the Company's net capital gains are taxable to shareholders as ordinary income and capital gains, respectively.

             As discussed above, the Board has proposed that the Company and BMSBIC operate as REITs. The Board believes that both the Company and BMSBIC will qualify as REITs under Section 856 of the Code, which generally will preserve the favorable pass through treatment for Federal income tax purposes that the Company currently enjoys as a regulated investment company. So long as the Company continues to qualify for treatment as a REIT, it generally will be taxed as a pass through entity that passes through income to the shareholders of the Company by allowing the Company to deduct the amount of dividends paid in computing its taxable income. Consequently, the Company's distributed net income can be passed through to its shareholders free of tax at the corporate level. In addition, the character of the Company's long-term capital gain income can be maintained and passed through to the shareholders of the Company. Dividends paid to shareholders from the Company's taxable income and distributions to shareholders of the Company's net capital gains are taxable to shareholders as ordinary income and long-term capital gains, respectively.

             There is no assurance that the Company or BMSBIC will qualify for REIT status, or if they so qualify, that they will maintain their REIT status. In the event that either of them fail to qualify for or maintain their REIT status, such companies will be required to pay corporate income tax, thereby resulting in a reduction in the dividends payable by the Company in the approximate amount of the corporate income taxes paid by the Company and BMSBIC.

   Regulation As A Bank Holding Company

             After the Company acquires its interest in the Bank, the Company will be required to register as a bank holding company under the Bank Holding Company Act, as amended (the "BHCA"), and will be subject to regulation by the Federal Reserve Board. In accordance with Federal Reserve policy, the Company will be expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances where the Company might not do so absent such policy. Under the BHCA, the Company will be subject to periodic examination by the Federal Reserve Board and will be required to file periodic reports of its operations and such additional information as the Federal Reserve Board may require.

             Investments and Activities. Under the BHCA, a bank holding company must obtain Federal Reserve Board approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

             The BHCA generally prohibits the Company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank and from engaging in any business other than that of banking, managing and controlling banks or furnishing services to banks and their subsidiaries. Notwithstanding this general prohibition, however, the BHCA provides that bank holding companies may engage in, and may own shares of companies engaged in, certain businesses found by the Federal Reserve Board to be "so closely related to banking . . . as to be a proper incident thereto." Under current regulations of the Federal Reserve Board, the Company and its non-bank subsidiaries are permitted to engage in, among other activities, such banking-related businesses as the operation of a thrift, sales and consumer finance, equipment leasing, and mortgage banking and brokerage. The BHCA does not place territorial restrictions on the activities of non-bank subsidiaries of bank holding companies.

             Capital Requirements. The Federal Reserve Board uses capital adequacy guidelines in its examination and regulation of bank holding companies. If capital falls below minimum guideline levels, a bank holding company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

             The Federal Reserve Board's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies: a risk-based requirement expressed as a percentage of total risk-weighted assets, and a leverage requirement expressed as a percentage of total assets. The risk-based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of stockholders' equity). The leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly rated companies, with minimum requirements of 4% to 5% for all others.

             The risk-based and leverage standards presently used by the Federal Reserve Board are minimum requirements, and higher capital levels may be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions (i.e., Tier 1 capital less all intangible assets), well above the minimum levels. The Federal Reserve Board's regulations provide that the foregoing capital requirements will generally be applied on a bank-only (rather than a consolidated) basis in the case of a bank holding company with less than $150 million in total consolidated assets, such as the Company.

             Dividends. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies. In the policy statement, the Federal Reserve Board expressed its view that a bank holding company experiencing earnings weaknesses should not pay cash dividends exceeding its net income or which could only be funded in ways that weakened the bank holding company's financial health, such as by borrowing. Additionally, the Federal Reserve Board possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies. If the Federal Reserve Board were to limit the payment of dividends, the Company and BMSBIC would likely fail to meet the income distribution requirements necessary to maintain REIT status, thereby requiring that such companies pay corporate income taxes on their earnings. In such event, the dividends payable by the Company would be reduced by the greater of (i) the approximate amount of the corporate income taxes paid by the Company and BMSBIC, or (ii) the amount of dividends prohibited by the Federal Reserve Board.

   Vote Required

             A condition to the Order issued by the SEC (the "Order") authorizing the creation of the Company's holding company structure, Condition 2, requires that any change in the nature of BMSBIC's business such that BMSBIC ceases to be an investment company must be approved by the shareholders of the Company. Therefore, the proposal to deregister the Company and BMSBIC as investment companies will be considered as separate proposals at the Annual Meeting, labeled 3(i) and 3(ii), respectively, on the enclosed Proxy.

             The affirmative vote of the holders of a majority of the shares of Preferred Stock voting as a separate group and the affirmative vote of holders of the lesser of: (a) 67% of the Common Stock and Preferred Stock, voting together, present or represented at the Annual Meeting (assuming that holders of more than 50% of the outstanding shares of Common Stock and Preferred Stock as of the record date for the Annual Meeting are present or represented at the Annual Meeting); and (b) a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, is required to approve the Deregistration Proposal. Any shares of Common Stock and Preferred Stock not voted, whether as a result of abstentions, broker non-votes or otherwise, will have the effect of a vote against the Deregistration Proposal. Votes will be tabulated by inspectors of election appointed by the Board.

             Approval of the Deregistration Proposal is conditioned upon the issuance of the Deregistration Orders. In the event the Deregistration Orders are not issued, the Company and BMSBIC will not be deregistered as investment companies.

             THE BOARD RECOMMENDS A VOTE "FOR" THE DEREGISTRATION PROPOSAL. SHARES OF COMMON STOCK AND PREFERRED STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE DEREGISTRATION PROPOSAL.

   4.                RESCIND FUNDAMENTAL INVESTMENT POLICIES

             The Company's fundamental investment policies govern the Company's activities as a registered investment company. The Company's current fundamental investment policies: (i) permit the Company to operate as a non-diversified closed-end management investment company;
   (ii) permit the Company to issue senior securities to the extent allowed under the 1940 Act; (iii) prohibit the Company from effecting short sales, purchasing securities on margin (other than shares of Common Stock or Preferred Stock) or writing put and call options (other than pursuant to stock option plans for directors, officers and employees of the Company or its subsidiaries and other than for transactions effected by the Company for the purpose of managing interest rate risk); (iv) permit the Company to borrow money to the extent allowed under the 1940 Act; (v) permit the Company both to engage in the business of purchasing or selling real estate and to purchase or sell real estate mortgage loans; and (vi) permit the Company to make loans to the extent permitted under applicable law.

             Condition 2 to the Order requires the fundamental investment policies of the Company and BMSBIC be identical. Assuming the Deregistration Proposal is approved by the shareholders of the Company and the SEC issues the Deregistration Orders, neither the Company nor BMSBIC will be registered investment companies under the 1940 Act and, therefore, will not be required to maintain fundamental investment policies. Accordingly, the Board has unanimously approved and recommends that shareholders approve a proposal to rescind the fundamental investment policies of the Company and BMSBIC in their entirety (the "Fundamental Policy Proposal").

             The fundamental investment policies of the Company and BMSBIC, as currently in effect, are set forth as Exhibit A to this Proxy Statement.

   Vote Required

             The affirmative vote of the holders of a majority of the shares of the Preferred Stock, voting as a separate group, and the affirmative vote of holders of the lesser of: (a) 67% of the Common Stock and Preferred Stock, voting together, present or represented at the Annual Meeting (assuming that holders of more than 50% of the outstanding shares of Common Stock and Preferred Stock as of the record date for the Annual Meeting are present or represented at the Annual Meeting); and (b) a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, is required to approve the Fundamental Policy Proposal. Any shares of Common Stock and Preferred Stock not voted, whether as a result of abstentions, broker non-votes or otherwise, will have the effect of a vote against the Fundamental Policy Proposal. Votes will be tabulated by inspectors of election appointed by the Board.

             Approval of the Fundamental Policy Proposal is conditioned upon the approval of the Deregistration Proposal by the shareholders of the Company and upon the issuance of the Deregistration Orders. In the event that the Deregistration Proposal is not approved or the Deregistration Orders are not issued, the fundamental investment policies of the Company and BMSBIC will not be rescinded.

             THE BOARD RECOMMENDS A VOTE "FOR" THE FUNDAMENTAL POLICY PROPOSAL. SHARES OF COMMON STOCK AND PREFERRED STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE FUNDAMENTAL POLICY PROPOSAL.

   5.                   AMEND ARTICLES OF INCORPORATION.

             The Board has unanimously approved and recommends that the shareholders approve amendments to the Company's Articles of Incorporation which: (i) eliminate 1940 Act restrictions on future issuances of preferred stock (the "Preferred Stock Issuance Amendment"), (ii) eliminate 1940 Act restrictions on the acquisition of Common Stock or Preferred Stock by the Company (the "Repurchase Amendment"), (iii) eliminate certain Preferred Stock voting rights required under the 1940 Act (the "Preferred Stock Voting Amendment") and (iv) eliminate the Preferred Stock leverage restrictions required by the 1940 Act (the "Leverage Amendment"). Article VIII of the Articles of Incorporation, as proposed to be amended by the Preferred Stock Issuance Amendment, the Leverage Amendment, and the Preferred Stock Voting Amendment, is set forth as Exhibit B to this Proxy Statement. Article IX of the Articles of Incorporation, as proposed to be amended by the Repurchase Amendment, is set forth as Exhibit C to this Proxy Statement.

             A summary description of each of the proposed amendments is set forth below. The following discussion is not intended to be complete and any reference to the proposed amendments is qualified in its entirety by reference to the complete text of the proposed amendments set forth in Exhibits B and C. Shareholders are urged to review carefully the text of each of the proposed amendments.

   5(i) Preferred Stock Issuance Amendment

             Article VIII of the Company's Articles of Incorporation authorizes the Board to establish and designate from time to time one or more series of preferred stock (in addition to the Preferred Stock currently outstanding, which was previously created pursuant to this authority) without further authorization of the Company's shareholders, subject to any applicable limitations under the 1940 Act and Wisconsin law. If the Deregistration Proposal is approved by the shareholders of the Company and the Deregistration Orders are issued, the Company will no longer be subject to the 1940 Act. However, Article VIII would continue to subject future issuances of preferred stock by the Company to the restrictions of the 1940 Act even though the Company would no longer be an investment company. Accordingly, the Board has unanimously approved and recommends that shareholders approve the Preferred Stock Issuance Amendment, which would eliminate the 1940 Act restrictions from future issuances of preferred stock (assuming the Company is deregistered as an investment company). The Preferred Stock Issuance Amendment would only affect shares of any new series of preferred stock that may be created in the future.

             The Company's Articles of Incorporation incorporate certain 1940 Act restrictions relating to the Company's capital structure. As a condition to the formation of its current holding company structure, the Company obtained the Order clarifying these 1940 Act restrictions. One of the conditions to the Order prohibits the Company and BMSBIC from issuing any senior security except certain senior securities representing indebtedness, and prohibits the Company from issuing more than one class of senior security which is a stock. The Preferred Stock Issuance Amendment will, if adopted, eliminate these restrictions from the Articles of Incorporation.

             In addition, the Articles of Incorporation incorporate certain 1940 Act restrictions relating to the issuance of preferred stock. Under the 1940 Act as clarified by the Order, to issue shares of preferred stock the Company, both on a parent company only and on a consolidated basis, is required to have an asset coverage ratio of at least 200%. This asset coverage ratio is determined by calculating the ratio between (a) the Company's total assets, less all liabilities and indebtedness not represented by senior securities, and (b) the total amount of the Company's senior securities representing indebtedness plus the aggregate of the involuntary liquidation preference of all shares of preferred stock outstanding. The Preferred Stock Issuance Amendment will, if adopted, allow the Board to issue shares of preferred stock (of either Preferred Stock or any new series of preferred stock) without regard to the asset coverage ratio.

             The Articles of Incorporation also incorporate certain 1940 Act voting requirements. The 1940 Act requires that, except as described below, the Common Stock and preferred stock have equal voting rights of one vote per share and vote together as a single class. In elections of directors, however, the 1940 Act requires that the holders of preferred stock, as a separate class, have the right to elect two directors and that the remaining directors generally be elected by the holders of Common Stock and preferred stock voting together as a single class. During any period in which the Company has not paid dividends then due and payable on the preferred stock in an amount equal to two full years' dividends, the holders of preferred stock (including the Preferred Stock), voting as a single class, would be entitled to elect the smallest number of additional directors as would be necessary to assure that a majority of the directors had been elected by the holders of preferred stock. No changes are being made to this provision. Therefore, the holders of preferred stock (including the Preferred Stock) will continue to have such voting rights.

   5(ii)     Repurchase Amendment

             Article IX of the Company's Articles of Incorporation authorizes the Company to repurchase shares of Common Stock and Preferred Stock subject to any applicable limitations under Wisconsin law and the 1940 Act. If the Deregistration Proposal is approved by the shareholders of the Company and the Deregistration Orders are issued, the Company will no longer be subject to the 1940 Act. However, Article IX would continue to subject future repurchases of the Company's stock to the restrictions of the 1940 Act even though the Company were no longer an investment company. Accordingly, the Board has unanimously approved and recommends that shareholders approve the Repurchase Amendment.

             The reacquisition of shares of either Common Stock or Preferred Stock is currently subject to the limitations imposed by the 1940 Act and Wisconsin law. Section 23(c) of the 1940 Act permits closed-end investment companies, such as the Company, to repurchase shares on a securities exchange or NASDAQ if within the previous 6 months the investment company had informed shareholders of such intention by letter or report to shareholders. This restriction would be eliminated by the Repurchase Amendment.

             Under Wisconsin law, corporations may repurchase shares unless if, after giving effect to the repurchase, (a) the corporation would not be able to pay its debts as they become due in the ordinary course of business, or (b) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of repurchase, to satisfy the preferential rights of preferred shareholders upon dissolution. This restriction arising under Wisconsin law would not be changed by the Repurchase Amendment.

   5(iii)    Preferred Stock Voting Amendment

             The Company's Articles of Incorporation incorporate provisions of the 1940 Act that provide for a class vote to approve the adoption of any plan of reorganization adversely affecting the holders of Preferred Stock or any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including changes in the Company's subclassification as a closed-end investment company, deviations from the Company's fundamental investment policies and changes in the Company's business that cause the Company to no longer be an investment company. The Preferred Stock Voting Amendment will, if approved by shareholders, eliminate these voting provisions.

             The Preferred Stock Voting Amendment generally will have little effect on the voting rights of the Company's shareholders. An operating company, such as the Company after deregistration (assuming the Deregistration Proposal is approved and the Deregistration Orders are issued), would not be affected by Section 13(a) of the 1940 Act because the actions specified in such section apply only to investment companies. In addition, the holders of the Preferred Stock and Common Stock will continue to have the right to vote as a separate class in such instances as prescribed by Wisconsin law, including with respect to certain amendments of the Company's Articles of Incorporation, such as amendments which effect a reclassification or exchange of the Preferred Stock; or a change, in a manner prejudicial to the holders of outstanding shares of Preferred Stock, in the designation, rights, preferences or limitations of all or a part of such shares.

   5(iv)     Leverage Amendment

             Article VIII of the Company's Articles of Incorporation currently provides that the Company may not declare dividends or other distributions on the Common Stock (other than a dividend paid in Common Stock) or purchase any shares of Common Stock or Preferred Stock (including redemptions of Preferred Stock), if at the time of the declaration or purchase (and after giving effect thereto), the asset coverage ratio would be less than 200%. The asset coverage ratio is determined in accordance with the provisions of the 1940 Act by calculating the ratio between (a) the Company's total assets, less all liabilities and indebtedness not represented by senior securities, and (b) the total amount of Company's senior securities representing indebtedness plus the aggregate of the involuntary liquidation preference of all shares of Preferred Stock outstanding. The asset coverage ratio must be met both on a parent company only and on a consolidated basis. In determining whether the Company on a consolidated basis has the asset coverage required by Article VIII, any borrowings of BMSBIC are treated as indebtedness not represented by senior securities. The Company's asset coverage ratio was 210% as of September 30, 1996.

             These leverage restrictions were incorporated from the 1940 Act and, unless the Leverage Amendment is adopted, will continue in force if the Company deregisters from the 1940 Act and is no longer a registered investment company. As discussed above, once BMSBIC is no longer an SBIC, the Company would be in immediate violation of these leverage restrictions and would not be able to comply with these leverage restrictions in the future. The Leverage Amendment will, if adopted, eliminate these restrictions from the Articles of Incorporation. The Board has unanimously approved and recommends that shareholders approve the Leverage Amendment.

             The foregoing limitations on dividends and distributions could, under certain circumstances, impair the Company's ability to make such distributions, and, as a consequence, result in the Company failing to qualify as a REIT or regulated investment company for Federal income tax purposes. This would result in a corporate level tax being imposed on the Company's taxable income as well as distributions to shareholders being subject to taxation.

             These leverage restrictions could also restrict the ability of the Company to redeem shares of Preferred Stock, which shares are subject to mandatory redemption on July 1, 2008, and optional redemption during certain periods between July 1, 2001 and June 30, 2008. If the Leverage Amendment is not adopted and the Company did not have sufficient assets on the redemption date to redeem the Preferred Stock without violating the asset coverage ratio, then: (i) in the case of a mandatory redemption, no shares of Preferred Stock would be redeemed until the Company had sufficient assets to redeem all of the Preferred Stock without violating the asset coverage ratio and (ii) in the case of an optional redemption, the Company would redeem shares of Preferred Stock to the extent it had sufficient assets to redeem such shares without violating the asset coverage ratio and would select the shares to be redeemed by lot, on a pro rata basis, or by such other method as the Board deems fair and equitable. In no such situation, however, would the Company be able to redeem shares of Preferred Stock if such redemption causes the Company to violate the asset coverage ratio.

   Vote Required

             The affirmative vote of the holders of a majority of the shares of Preferred Stock voting as a separate group and the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock voting together at the Annual Meeting (assuming a quorum is present) is required to approve the Preferred Stock Issuance Amendment, the Repurchase Amendment, the Preferred Stock Voting Amendment and the Leverage Amendment. Assuming the existence of a quorum, any shares of Common Stock or Preferred Stock not voted at the Annual Meeting, whether due to abstentions, broker non-votes, or otherwise, will have no impact on the Preferred Stock Issuance Amendment, the Repurchase Amendment, the Preferred Stock Voting Amendment or the Leverage Amendment.

             Approval of the Preferred Stock Issuance Amendment, the Repurchase Amendment, the Preferred Stock Voting Amendment and the Leverage Amendment is conditioned upon the approval of the Deregistration Proposal by the shareholders of the Company and upon the issuance of the Deregistration Orders. In the event that the Deregistration Proposal is not approved or the Deregistration Orders are not issued, the Articles of Incorporation of the Company will not be amended.

             THE BOARD RECOMMENDS A VOTE "FOR" THE PREFERRED STOCK ISSUANCE AMENDMENT, THE REPURCHASE AMENDMENT, THE PREFERRED STOCK VOTING AMENDMENT AND THE LEVERAGE AMENDMENT. SHARES OF COMMON STOCK AND PREFERRED STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE PREFERRED STOCK ISSUANCE AMENDMENT, THE REPURCHASE AMENDMENT, THE PREFERRED STOCK VOTING AMENDMENT AND THE LEVERAGE AMENDMENT.

                              SHAREHOLDER PROPOSALS

             Proposals that shareholders of the Company intend to present at the 1997 Annual Meeting and have included in the Company's proxy statement must be received by the Company no later than July 1, 1997.

                                  MISCELLANEOUS

             The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock or Preferred Stock.

             Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the SEC and furnish copies of such reports to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required to be filed, the Company believes that all of its executive officers and directors have complied with the Section 16(a) filing requirements on a timely basis.

             Receipt at the Annual Meeting of reports from management of the Company will not constitute approval or disapproval of any matters referred to in such reports.

                            By Order of the Board of Directors

                            BANDO McGLOCKLIN CAPITAL CORPORATION



                            Jon McGlocklin
                            Secretary

   November 15, 1996

                                                                    EXHIBIT A

                             PROPOSED AMENDMENTS TO
                     THE FUNDAMENTAL INVESTMENT POLICIES OF
                    BANDO McGLOCKLIN CAPITAL CORPORATION AND
             BANDO McGLOCKLIN SMALL BUSINESS INVESTMENT CORPORATION

             Proposed additions are between forward slashes. Proposed deletions are bracketed.

                           __________________________



             [(a) The Company is permitted to operate as a non-diversified closed-end management investment company.

             (b) The Company is permitted to issue the maximum amount of senior securities allowed under the 1940 Act.

             (c) The Company is not permitted to effect short sales, purchase securities on margin (other than shares of Common Stock or Preferred Stock) or write put and call options (other than pursuant to stock option plans for directors, officers and employees of the Company or its subsidiaries and other than for transactions effected by the Company for the purpose of managing interest rate risk).

             (d) The Company is permitted to borrow the maximum amount of money allowed under the 1940 Act.

             (e) The Company is not permitted to engage in the business of underwriting the securities of other issuers.

             (f) The Company is prohibited from concentrating more than 25% of the value of its assets, determined at the time an investment is made, exclusive of U.S. government securities, in securities issued by companies primarily engaged in the same industry.

             (g) The Company is permitted to engage in the business of purchasing or selling real estate. The Company also is permitted to purchase or sell real estate mortgage loans.

             (h) The Company is not permitted to engage in the purchase or sale of commodities or commodity contracts except financial futures.

             (i) The Company is permitted to make loans to the extent permitted under applicable law.]

                                                                    EXHIBIT B

                     PROPOSED AMENDMENTS TO ARTICLE VIII OF
                        THE ARTICLES OF INCORPORATION OF
                      BANDO McGLOCKLIN CAPITAL CORPORATION

             Proposed additions are between forward slashes. Proposed deletions are bracketed.

                           __________________________

                                AUTHORIZED SHARES

             The aggregate number of shares which the corporation shall have authority to issue shall be eighteen million (18,000,000), consisting of: (i) fifteen million (15,000,000) shares of a class designated as "Common Stock," with a par value of 6 cents per share; and (ii) three million (3,000,000) shares of a class designated as "Preferred Stock," with a par value of $.01 per share.

             The designation, relative rights, preferences and limitations of each class and the authority of the Board of Directors of the corporation to establish and to designate series of Preferred Stock and to fix variations in the relative rights, preferences and limitations as between such series, shall be as set forth herein.

        A.   Preferred Stock

             (1) Series and Variations Between Series. [Subject to any applicable limitations under the Investment Company Act of 1940 (such Act as amended from time to time is referred to herein as the "1940 Act"), t] /T/he Board of Directors of the corporation is authorized to the full extent permitted under the Wisconsin Business Corporation Law to provide for the issuance of Preferred Stock in series, each of such series to be distinctively designed, and to have such redemption rights, dividend rights, rights on dissolution or distribution of assets, conversion or exchange rights, voting powers, designations, preferences and relative participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof as shall be provided by the Board of Directors of the corporation consistent with the provisions of this Article VIII.

             (2) Dividends. Before any dividends shall be paid or set apart for payment upon shares of Common Stock, the holders of each series of Preferred Stock shall be entitled to receive dividends at the rate (which may be fixed or variable) and at such times as specified in the particular series. The holders of shares of Preferred Stock shall have no rights to participate with the holders of shares of Common Stock in any distribution of dividends in excess of the preferential dividends, if any, fixed for such Preferred Stock.

             (3) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of each series of Preferred Stock shall be entitled to receive out of the assets of the corporation in money or money's worth the preferential amount, if any, specified in the particular series for each share at the time outstanding together with all accrued but unpaid dividends thereon, before any of such assets shall be paid or distributed to the holders of shares of Common Stock. The holders of shares of Preferred Stock shall have no rights to participate with the holders of shares of Common Stock in the assets of the corporation available for distribution to shareholders in excess of the preferential amount, if any, fixed for such Preferred Stock.

             (4) Voting Rights. The holders of Preferred Stock shall have only such voting rights as are fixed for shares of each such series by the Board of Directors pursuant to this paragraph A or are provided, to the extent applicable, by the Wisconsin Business Corporation Law [or the 1940 Act].

             (5)  Series A Preferred Stock.

                  (a) Designation. The corporation is authorized to issue a series of Preferred Stock which is hereby designated Adjustable Rate Cumulative Preferred Stock, Series A (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be limited to 690,000. The stated value and liquidation preference (the "Liquidation Preference") of the Series A Preferred Stock shall be $25.00 per share.

                  (b)  Dividends.

                       1. With respect to each dividend period, holders of Series A Preferred Stock shall be entitled to receive when, as and if declared by the corporation's Board of Directors, out of funds legally available therefor, cumulative dividends payable on shares of the Series A Preferred Stock at the Applicable Rate (as defined in paragraph (b)2. below) in respect of the Liquidation Preference. All dividends described in this paragraph (b)1. shall be payable quarterly in cash on the January 1, April 1, July 1 and October 1 of each year (each of such dates being a "Dividend Payment Date"), commencing January 1, 1994, except that if the day that otherwise would be the Dividend Payment Date is not a Business Day (as defined below), then the Dividend Payment Date shall be the next succeeding Business Day. Such dividends shall be paid to the holders of record at the close of business on the December 15, March 15, June 15 and September 15 next preceding the applicable Dividend Payment Date. Each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the first day of each quarterly dividend period (hereinafter referred to as a "Quarterly Dividend Period"), except that with respect to the initial Quarterly Dividend Period (the "Initial Quarterly Dividend Period"), such dividend shall accrue from the date of the original issuance of the shares of Series A Preferred Stock. The amount of dividends payable on shares of Series A Preferred Stock for each full Quarterly Dividend Period shall be computed by dividing by four (and rounding to the nearest penny) the product of the Applicable Rate (as defined in paragraph (b)2. below) for such Quarterly Dividend Period and the Liquidation Preference. Dividends payable on the Series A Preferred Stock for the Initial Quarterly Dividend Period and any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which the dividend is payable. As used herein, "Business Day" means a day which is not a Saturday, Sunday or other day on which national banks chartered under the laws of the United States are authorized or obligated by law to close. Dividends in arrears for any past Quarterly Dividend Period may be declared and paid at any time, without reference to the regular Dividend Payment Date, to the holders of record at the close of business on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Directors of the corporation. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Series A Preferred Stock that may be in arrears.

                       2. The "Applicable Rate" for any Quarterly Dividend Period, which Quarterly Dividend Periods shall commence on the January 1, April 1, July 1 and October 1 of each year (except for the Initial Quarterly Dividend Period which shall commence on the date that shares of Series A Preferred Stock are first issued and shall end on and include December 31, 1993), shall be determined as follows: (A) for the Initial Quarterly Dividend Period and for each Quarterly Dividend Period thereafter, through the Quarterly Dividend Period ending June 30, 1998, the Applicable Rate per annum shall be equal to 7-5/8%; (B) for the Quarterly Dividend Periods commencing on July 1, 1998 and ending on June 30, 2003, the Applicable Rate per annum shall be equal to the Five Year Treasury Rate (as defined herein) as of June 1, 1998 plus 300 basis points; and (C) for the Quarterly Dividend Periods commencing on July 1, 2003 and ending June 30, 2008, the Applicable Rate per annum shall be equal to the Five Year Treasury Rate as of June 1, 2003 plus 300 basis points. In the event that June 1, 1998 or June 1, 2003 is not a Business Day, then the Five Year Treasury Rate shall be determined as of the next succeeding Business Day. For purposes of determining the Applicable Rate, the "Five Year Treasury Rate" shall mean: the Treasury constant maturity rate as of the applicable date on five-year U.S. government securities as published by the Federal Reserve Board. If the Federal Reserve Board does not publish such a rate for the applicable date, then the Five Year Treasury Rate shall mean the Treasury constant maturity rate as of the applicable date on five-year U.S. government securities as published by any Federal Reserve Bank or by any U.S. government department or agency selected by the corporation. If the corporation determines in good faith that such rate is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. government department or agency, the Five Year Treasury Rate shall mean the arithmetic average (rounded as a percentage to two decimal points) of the per annum average yields to maturity based upon the closing bids on the applicable date for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities with a final maturity date not less than three years nor more than seven years from the date of each quotation as quoted by each of three U.S. government securities dealers of recognized national standing selected by the corporation.

                       3. The mathematical accuracy of each calculation of the Applicable Rate, as adjusted, shall be confirmed in writing by the corporation's independent public accountants. The corporation will cause notice of the Applicable Rate, as adjusted, to be mailed to the holders of shares of the Series A Preferred Stock as soon as is practicable following the confirmation of such adjustment.

                       4. In the event that the amount legally available for the payment of dividends by the corporation shall be insufficient for the payment of the entire amount of dividends payable in any Quarterly Dividend Period with respect to the Series A Preferred Stock, the amount legally available therefor (after taking into account dividends payable on any other series of Preferred Stock of the corporation which may then be outstanding) shall be allocated for the payment of dividends with respect to Series A Preferred Stock pro rata based upon the Liquidation Preference of the outstanding shares.

                       5.   a.   Holders of shares of Series A Preferred
             Stock shall be entitled to receive the dividends provided for in paragraph (b)1. hereof in preference to and in priority over any dividends upon any shares of Common Stock. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided herein, on the Series A Preferred Stock.

                            b.   [For so long as any shares of Series A
             Preferred Stock are outstanding, the corporation shall not declare any dividend (except a dividend payable in Common Stock) or other distribution on the Common Stock, or purchase any Common Stock, unless the corporation at the time of the declaration of any such dividend or distribution or at the time of such purchase, as the case may be, and after giving effect thereto, satisfies the 1940 Act Preferred Stock Asset Coverage (as defined herein). As used herein, the "1940 Act Preferred Stock Asset Coverage" means asset coverage, as defined in
             Section 18 of the Investment Company Act of 1940, as amended from time to time, and including the rules and regulations promulgated thereunder (the "1940 Act"), of at least 200% with respect to all outstanding senior securities of the corporation which are stock, including all outstanding shares of Series A Preferred Stock (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).

                            c.]  No fractional shares of Series A Preferred
             Stock shall be issued.

             (c)  Liquidation Preference.

                  1. In the event of any voluntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders an amount in cash equal to the Liquidation Preference, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any shares of Common Stock. After such payment, the holders of Series A Preferred Stock will be entitled to no other payments in respect of their shares of Series A Preferred Stock. If the assets of the corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock, then the holders of all such shares (along with the holders of any other series of Preferred Stock of the corporation that may then be outstanding and entitled to a preferential amount upon liquidation) shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

                  2. For the purposes of this paragraph (c), a consolidation or merger of the corporation with or into any other corporation or corporations or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the corporation shall not be deemed or construed to be a liquidation or winding up of the corporation.

             (d)  Redemption.

                  1. Mandatory Redemption. On July 1, 2008, to the extent the corporation shall have legally available funds therefor and to the extent otherwise permitted under [the 1940 Act and ]the Wisconsin Business Corporation Law, the corporation shall redeem the remaining outstanding shares of Series A Preferred Stock, at a redemption price of $25.00 per share, together with accrued and unpaid dividends thereon to June 30, 2008, in cash without interest. If, for any reason, the corporation shall fail to discharge its mandatory redemption obligation pursuant to this paragraph (d)1., such mandatory redemption obligation shall be discharged as soon as corporation is able to discharge such obligation. Dividends shall continue to accrue and be payable at the Applicable Rate in effect on June 30, 2008 on any mandatory redemption obligation that has not been discharged by the corporation pursuant to this paragraph (d)1.

                  2. Optional Redemption. The Series A Preferred Stock is not redeemable on or before June 30, 2001. Thereafter, to the extent permitted under the 1940 Act and the Wisconsin Business Corporation Law, the Series A Preferred Stock is redeemable at the option of the corporation on any Dividend Payment Date with respect to the optional redemption periods set forth below, in whole or in part, at a redemption price of $25.00 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption:

                           Optional Redemption Periods

                          July 1, 2001 - June 30, 2003
                          July 1, 2006 - June 30, 2008

        The redemption price, including any accrued and unpaid dividends, shall be payable in cash without interest out of legally available funds therefor.

                  3. Procedures for Redemption. The following procedures shall govern the mandatory and optional redemption of shares of Series A Preferred Stock:

                       a. Notice of a mandatory or optional redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the corporation; provided however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed, except as to the holder to whom the corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date, (ii) with respect to an optional redemption, the total number of shares of Series A Preferred Stock to be redeemed and the number of shares of Series A Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue upon such redemption. With respect to any redemption of fewer than all the outstanding shares of Series A Preferred Stock in connection with an optional redemption, the number of shares to be redeemed shall be determined by the Board of Directors of the corporation and the shares to be redeemed shall be selected either by lot, on a pro rata basis or by such other method as the Board of Directors of the corporation shall deem fair and equitable.

                       b. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed outstanding and shall have the status of authorized but unissued shares of Series A Preferred Stock and all right of the holders thereof as shareholders of the corporation (except the right to receive from the corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the corporation shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the redemption price as aforesaid. If fewer than all the shares represented by any such certificate are redeemed in connection with an optional redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

             (e)  Voting Rights.

                  1. General. Except as otherwise provided by law or by the Articles of Incorporation of the corporation, each holder of Series A Preferred Stock shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the corporation, and the holders of outstanding shares of Series A Preferred Stock shall vote together with the holders of outstanding shares of capital stock of the corporation as a single class. Notwithstanding the preceding sentence, at the first annual meeting of shareholders, of the corporation following the issuance of the Series A Preferred Stock and for so long as any shares of Series A Preferred Stock remain outstanding, the holders of outstanding shares of Preferred Stock, including shares of Series A Preferred Stock, represented in person or by proxy, shall be entitled as a class, and to the exclusion of the holders of all other securities and classes of capital stock of the corporation, to elect two directors and shall thereafter be so entitled to elect any successors from time to time to the two directors so elected at any meeting of shareholders at which successors to such directors are elected. Subject to this paragraph (e)1., the holders of outstanding shares of capital stock of the corporation (including holders of outstanding shares of Preferred Stock), voting as a single class, shall elect the balance of the directors. At any time that the right of the holders of Preferred Stock (including the Series A Preferred Stock) to elect two directors as provided in paragraph (e)1. shall cease (including any time that there are no longer any shares of Preferred Stock outstanding), the terms of said two directors then in office will expire and terminate.

                  2. Right to Elect Majority of Board of Directors. During any period in which the condition described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors of the corporation shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock (including shares of Series A Preferred Stock), would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock (including shares of Series A Preferred Stock) shall be entitled, voting as a class (to the exclusion of the holders of all other classes of capital stock of the corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on any outstanding shares of Preferred Stock, including shares of Series A Preferred Stock, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the dividend disbursement agent for the payment of such accumulated dividends. Upon the termination of a Voting Period, the voting rights described in this paragraph (e)2. shall cease, subject always, however, to the revesting of such voting rights in the holders of shares of Preferred Stock (including shares of Series A Preferred Stock) upon the further occurrence of any of the events described in this paragraph (e)2. Upon cessation of the Voting Period, the terms of the additional directors then in office and elected by the holders of shares of Preferred Stock (including shares of Series A Preferred Stock) as a result of such Voting Period (exclusive of the two directors elected pursuant to paragraph (e)1. hereof) will expire and terminate. Thereafter, the remaining directors shall constitute the directors of the corporation.

                  [3. Right to Vote with Respect to Certain Other Matters. In addition to any class voting rights that may be accorded holders of shares of Preferred Stock (including shares of Series A Preferred Stock) under the Wisconsin Business Corporation Law or otherwise, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock (including shares of Series A Preferred Stock), voting together as a single class, will be required to approve (A) any plan or reorganization adversely affecting such shares or (B) any action requiring a vote of security holders under
        Section 13(a) of the 1940 Act.]

             (f) Except as expressly set forth herein, the holders of the Series A Preferred Stock shall have no other rights other than those provided by law.

   B.   Common Stock.

        (1)  Dividends.     Subject to the provisions of this Article VIII,
   the Board of Directors of the corporation may, in its sole discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

        (2) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts, if any, to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets of the corporation available for distribution.

        (3) Voting Rights. Except as otherwise provided by the Wisconsin Business Corporation Law [or the 1940 Act], and except as may be determined by the Board of Directors with respect to the Preferred Stock pursuant to paragraph A of this Article VIII, only the holders of Common Stock shall be entitled to vote for the election of directors of the corporation and for all other corporate purposes. Upon any such vote the holders of Common Stock shall, except as otherwise provided by law, be entitled to one vote for each share of Common Stock held by them respectively.

                                                                    EXHIBIT C

                      PROPOSED AMENDMENTS TO ARTICLE IX OF
                        THE ARTICLES OF INCORPORATION OF
                      BANDO McGLOCKLIN CAPITAL CORPORATION

             Proposed Additions are between forward slashes. Proposed deletions are bracketed.

                           __________________________


                              ACQUISITION OF SHARES

             Subject to applicable limitations under the Wisconsin Business Corporation Law [and the 1940 Act], the corporation may, upon authorization of the Board of Directors, purchase or otherwise acquire outstanding shares of its capital stock.

                                                              PREFERRED STOCK

    BANDO McGLOCKLIN
    CAPITAL CORPORATION


    P. O. Box 190
    Pewaukee, WI 53072-0190

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                      The undersigned hereby appoints George R. Schonath and Jon McGlocklin, and each of them as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to
    PROXY represent and to vote as designated below all of the shares of Preferred Stock of Bando McGlocklin Capital Corporation held of record by the undersigned on November 5, 1996 at the annual meeting of shareholders to be held on December 17, 1996 or any adjournment or postponement thereof.

    1.  ELECTION      [_]  FOR all nominees listed   [_]  WITHHOLD AUTHORITY
      OF DIRECTORS         below (except as marked        to vote for all
                           to the contrary below)         nominees listed
                                                          below

      (i) Directors elected by holders of Preferred Stock and Common Stock voting together:

        S. Bando, P. Fischer, J. McGlocklin, A. Nicholas and G. Schonath (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

      (ii) Directors elected by holders of Preferred Stock Voting as a separate class:

                           R. Cooper and D. Geraldson
    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

    2. Proposal to ratify the appointment of Price Waterhouse LLP as the independent public accountants for the corporation:

          [_] FOR     [_] AGAINST     [_] ABSTAIN


    3. Proposal to deregister the corporation and Bando McGlocklin Small Business Investment Corporation ("BMSBIC") as investment companies:

          (i)  to deregister the             (ii)  To deregister BMSBIC as
               corporation as an investment        an investment company
               company

          [_] FOR  [_] AGAINST  [_] ABSTAIN  [_]FOR  [_]AGAINST  [_]ABSTAIN


    4. Proposal to permit the corporation and BMSBIC to rescind their fundamental investment policies:

          [_] FOR     [_] AGAINST     [_] ABSTAIN

                           (continued on reverse side)

    PROXY NO.                                                NO. OF SHARES


    5. Proposal to approve and adopt amendments to the articles of incorporation of the corporation:

          (i)  To eliminate 1940 Act         (ii)  To eliminate 1940 Act
               restrictions on future              restrictions on the
               issuances of Preferred              acquisition of shares by
               Stock.                              the corporation.

          [_]FOR   [_]AGAINST  [_]ABSTAIN    [_]FOR  [_]AGAINST  [_]ABSTAIN

          (iii) To eliminate certain         (iv)  To eliminate the
                Preferred Stock voting             Preferred Stock leverage
                rights required under the          restrictions.
                1940 Act.

          [_]FOR   [_]AGAINST  [_]ABSTAIN    [_]FOR  [_]AGAINST  [_]ABSTAIN

    6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.


    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1(i), 1(ii), 2, 3(i), 3(ii), 4, and 5(i) through 5(iv).

                           Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                           DATED: _________________________________, 1996

                           _________________________________________________
                           Signature


                           _________________________________________________
                           Signature if held jointly


      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

                                                                 COMMON STOCK

    BANDO McGLOCKLIN
    CAPITAL CORPORATION

    P. O. Box 190
    Pewaukee, WI 53072-0190


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                      The undersigned hereby appoints George R. Schonath and Jon McGlocklin, and each of them as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the
    PROXY shares of Common Stock of Bando McGlocklin Capital Corporation held of record by the undersigned on November 5, 1996 at the annual meeting of shareholders to be held on December 17, 1996 or any adjournment or postponement thereof.

    1. ELECTION OF    [_] FOR all nominees listed   [_] WITHHOLD AUTHORITY
       DIRECTORS          below (except as marked       to vote for all
                          to the contrary below)        nominees listed below


        S. Bando, P. Fischer, J. McGlocklin, A. Nicholas and G. Schonath (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


    2. Proposal to ratify the appointment of Price Waterhouse LLP as the independent public accountants for the corporation:

       [_] FOR     [_] AGAINST     [_] ABSTAIN

    3. Proposal to deregister the corporation and Bando McGlocklin Small Business Investment Corporation ("BMSBIC") as investment companies:

       (i)  To deregister the corporation  (ii)  To deregister BMSBIC as an
            as an investment company             investment company

       [_] FOR  [_] AGAINST  [_] ABSTAIN   [_] FOR  [_] AGAINST  [_] ABSTAIN

    4. Proposal to permit the corporation and BMSBIC to rescind their fundamental investment policies:

       [_] FOR     [_] AGAINST     [_] ABSTAIN

                           (continued on reverse side)

    5. Proposal to approve and adopt amendments to the articles of incorporation of the corporation:

       (i)  To eliminate 1940 Act          (ii)  To eliminate 1940 Act
            restrictions on future               restrictions on the
            issuances of Preferred Stock.        acquisition of shares by
                                                 the corporation.
       [_] FOR  [_] AGAINST  [_] ABSTAIN
                                           [_] FOR  [_] AGAINST  [_] ABSTAIN
       (iii)  To eliminate certain
              Preferred Stock voting       (iv) To eliminate the Preferred
              rights required under the         Stock leverage restrictions.
              1940 Act.

       [_] FOR  [_] AGAINST  [_] ABSTAIN    [_] FOR  [_] AGAINST  [_] ABSTAIN


    6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.


    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3(i), 3(ii), 4 and 5(i) through 5(iv).
                           Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                           DATED: ____________________________________, 1996


                           _________________________________________________
                           Signature

                           _________________________________________________
                           Signature if held jointly


      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.